Consent of Independent Registered Public Accounting Firm

We consent to the use of our audit report dated February 19, 2025, with respect to the consolidated financial statements of Yum! Brands, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Louisville, Kentucky
May 15, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.